Exhibit 5.1

DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 T 919.786.2000 F 919.786.2200 W www.dlapiper.com

November 23, 2009

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We, as counsel to LaSalle Hotel Properties, a Maryland real estate investment trust (the “Company”), hereby provide this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering an indeterminate amount of: (a) the Company’s common shares, par value $0.01 (the “Common Shares”); (b) the Company’s preferred shares, par value $0.01 per share (the “Preferred Shares”); (c) depositary shares representing interests in the Company’s Preferred Shares (the “Depositary Shares”); and (d) warrants to purchase Common Shares and Preferred Shares (the “Warrants”). The Common Shares, the Preferred Shares, the Depositary Shares and the Warrants are sometimes collectively referred to herein as the “Securities.” This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

We have examined copies of the Registration Statement, the Company’s Articles of Amendment and Restatement of Declaration of Trust (the “Declaration of Trust”), the Company’s Second Amended and Restated Bylaws (the “Bylaws”), the trust action taken by the Company that provides for the registration of the Common Shares, Preferred Shares, Depositary Shares and Warrants and such other materials and matters as we have deemed necessary for the issuance of this opinion. In our examination, we have assumed the genuineness of all signatures, the conformity to original documents of all copies submitted to us and the legal capacity of all individuals executing such documents. As to various questions of fact material to this opinion, we have relied on statements and certificates of, or other communications with, officers and representatives of the Company and others.

We further assume that the issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Trustees of the Company (each, a “Board Action”) in accordance with the

Declaration of Trust, the Bylaws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with each requirement and restriction imposed by any court or regulatory body having jurisdiction over the Company.

Based upon, subject to and as limited by the foregoing, we are of the opinion that:

(1) The Company has authority pursuant to its Declaration of Trust to issue the Common Shares that may be issued under the Registration Statement and upon (a) the adoption by the Board of Trustees of the applicable Board Action and (b) issuance and delivery of and payment for such Common Shares in the manner contemplated by the Registration Statement, following effectiveness of the Registration Statement pursuant to the Securities Act, and/or the applicable prospectus supplement and the applicable Board Action, such Common Shares will be legally issued, fully paid and non-assessable.

(2) The Company has authority pursuant to its Declaration of Trust to issue the Preferred Shares that may be issued under the Registration Statement and upon (a) the adoption by the Board of Trustees of the applicable Board Action, (b) the adoption by the Board of Trustees and the due execution and filing by the Company with the Maryland State Department of Assessments and Taxation of the Articles Supplementary establishing the preferences, limitations and relative voting and other rights of each series of Preferred Shares prior to issuance thereof and (c) the issuance and delivery of and payment for such Preferred Shares in the manner contemplated by the Registration Statement, following effectiveness of the Registration Statement pursuant to the Securities Act, and/or the applicable prospectus supplement and the applicable Board Action, such Preferred Shares will be legally issued, fully paid and non-assessable.

(3) Assuming the Company has authority to issue the underlying Preferred Shares and that such Preferred Shares have been legally issued, to which we opine above, the Company has authority pursuant to its Declaration of Trust to issue the Depositary Shares that may be issued under the Registration Statement and when (a) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary, (b) the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement, following effectiveness of the Registration Statement pursuant to the Securities Act, and/or the applicable prospectus supplement and (c) all trust action, pursuant to the applicable Board Action or otherwise, necessary for the issuance of such Depositary Shares and the underlying Preferred Shares has been taken (including but not limited to action establishing the preferences, limitations and relative voting and other rights of such Preferred Shares prior to issuance thereof), such Depositary Shares will entitle the holders thereof to the rights specified in the deposit agreement relating to such Depositary Shares.

(4) The Warrants, when (a) the terms thereof have been duly established by the Company and certificates representing such Warrants have been duly executed by the Company pursuant to authority granted by the applicable Board Action, (b) countersigned and delivered by the applicable warrant agent in accordance with the applicable warrant agreement (as described in the applicable prospectus supplement) and (c) paid for by the purchasers thereof in the manner contemplated by the Registration Statement, following effectiveness of the Registration Statement pursuant to the Securities Act, and/or the applicable prospectus supplement and the applicable Board Action, will be duly authorized and will constitute valid and legally binding obligations of the Company and will entitle the registered holders thereof to the rights specified in the applicable warrant agreement.

To the extent that the obligations of the Company under the deposit agreement may be dependent upon such matters, we have assumed for purposes of this opinion (a) that the applicable depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable deposit agreement; (b) that such deposit agreement has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary enforceable in accordance with its respective terms; (c) that such depositary is in compliance, generally and with respect to acting as a depositary, under the applicable deposit agreement and with all applicable laws and regulations; and (d) that such depositary has the requisite organizational and legal power and authority to perform its obligations under the applicable deposit agreement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (a) enforceability of the Depositary Shares and the Warrants may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) enforceability of the Depositary Shares and the Warrants may be limited by general principles of equity, whether enforcement is considered in a proceeding in equity or law, in the discretion of the court before which any proceeding therefor may be brought; (c) provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy may be unenforceable; and (d) we express no opinion concerning the enforceability of any waiver of rights or defenses contained in the deposit agreement or warrant agreement.

Our opinions set forth above are subject to the following general qualifications and assumptions:

1.	The foregoing opinions are rendered as of the date hereof. We assume no obligation to update or supplement the opinions if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change the opinions.

2.	We have made no investigation as to, and we express no opinion concerning, any laws other than the Maryland REIT Law, applicable provisions of the Constitution of the State of Maryland and reported judicial decisions interpreting the Maryland REIT Law and such Constitution, and we do not express any opinion herein concerning any other laws.

3.	Without limiting the effect of the immediately preceding qualification, we note that we express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

4.	We assume that the issuance of the Securities, together with all outstanding shares and other securities, will not cause the Company to issue Common Shares or Preferred Shares in excess of the number of such shares authorized by the Company’s Declaration of Trust.

5.	We assume that none of the Securities will be issued in violation of Article VII of the Declaration of Trust.

6.	Our opinions are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA PIPER LLP (US)